SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2003

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 693-7120

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.	OTHER EVENTS

On September 11, 2003, MGM MIRAGE, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and certain of its subsidiaries (the “Subsidiary Guarantors”), on the one hand, and Banc of America Securities LLC (the “Manager”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (the “Joint Book-runners”) and each of the Underwriters named therein, for whom the Manager and the Joint Book-runners are acting as representatives, on the other hand, regarding the sale by the Company and the purchase by such Underwriters of $600,000,000 aggregate principal amount of the Company’s 6% Senior Notes Due 2009 (the “Notes”). The Underwriting Agreement is filed as Exhibit 1 to this Current Report and is incorporated herein by reference. On September 17, 2003, the Company entered into an Indenture (the “Indenture”), by and among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as Trustee, in connection with the issuance of the Notes. The Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. The form of Global Note referenced in the Indenture is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following Exhibits are filed herewith as part of this Current Report:

Exhibit No.	Description of Document

1	Underwriting Agreement, dated September 11, 2003, by and between MGM MIRAGE and the Subsidiary Guarantors, on the one hand, Banc of America Securities LLC for itself and as representative of the Underwriters named therein, on the other hand.

4.1	Indenture, by and among MGM MIRAGE, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as trustee, dated as of September 17, 2003.

4.2	Form of Global Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: September 11, 2003	By:	/s/ BRYAN WRIGHT
Bryan Wright Vice President, Assistant General Counsel and Assistant Secretary